Exhibit 99.1

iParty Corp. Reports Fiscal 2011 and Fourth Quarter Financial Results

DEDHAM, Mass.--(BUSINESS WIRE)--February 29, 2012--iParty Corp. (NYSE Amex: IPT - news), a party goods retailer, today reported financial results for its fourth quarter and fiscal year 2011, which ended on December 31, 2011.

Fourth Quarter 2011 Highlights

  Net income of $3.0 million for the fourth quarter of 2011, slightly up from the fourth quarter of 2010, despite disruptions in the Halloween season and the temporary loss of the West Lebanon, New Hampshire store.
  EBITDA of $3.4 million in the fourth quarter of 2011, approximately equal to EBITDA of $3.4 million for the fourth quarter of fiscal year 2010.
  Consolidated 14 week revenues for the fourth quarter of fiscal 2011 of $29.7 million, a 0.7% increase compared to the 13 week fourth quarter of fiscal 2010.
    Revenues of $27.8 million on a 13 week basis, a 5.6% decrease compared to the 13 week fourth quarter of fiscal 2010.
  Late autumn Nor’easter snowstorm disrupted Halloween business during final weekend of sales significantly contributing to a calendar October comparable store sales decline of 12.8% and comparable store sales decrease of 7.3% compared to the fourth quarter of 2010.

Fiscal Year 2011 Highlights

  Consolidated 53 week revenues of $80.9 million, a 0.5% decrease compared to the 52 week fiscal year 2010.
    Revenues of $79.0 million on a 52 week basis, a 2.8% decrease compared to fiscal 2010.
  Comparable store sales decrease of 5.4%.
  Net loss of $1.3 million, compared to net income of $254 thousand for fiscal year 2010.
  EBITDA of $494 thousand compared to EBITDA $2.3 million for fiscal year 2010.
  Acquired a Party City store in Manchester, Connecticut and consolidated that market by closing our older nearby iParty store.
  Extended revolving credit facility with Wells Fargo for five years including improved financial terms.
  The continuation and refinement of our temporary Halloween store strategy.
  The re-launch of our Internet site, offering a strong assortment of Halloween and related merchandise for sale on the Web.

Sal Perisano, iParty’s Chairman and Chief Executive Officer, stated, "2011 was a very disappointing year from many perspectives. Our sales in the first half of 2011 suffered in comparison to a relatively strong first half of 2010. Then in late August, we were hit by Tropical Storm Irene, which caused disruption in many of our markets as well as the complete flood loss of our store in West Lebanon, New Hampshire. Finally and most significant, an early season Nor’easter snow storm struck our most important market the weekend before Halloween, closing many of our stores temporarily and significantly reducing our Halloween sales.”

Mr. Perisano further stated, “Despite these events, sales in December 2011 were strong, and that trend has continued through January 2012 and continues to date, with January sales additionally supplemented by the post season successes of the New England Patriots. We are cautiously optimistic that underlying consumer demand in 2012 will continue to strengthen. We are pleased with the early results in our Manchester, Connecticut market, where we consolidated two stores into one late in 2011, and also with the performance of our West Lebanon, New Hampshire store, which we reopened in January. Also, having re-launched our e-commerce site in 2011 with a full Halloween merchandise assortment, we intend to expand our online offerings in 2012 to include birthday and other party categories. Additionally, we believe that our ability to control key costs in 2011 and the extension to our revolving credit facility has allowed us to enter 2012 with liquidity sufficient to grow our business in 2012 and beyond.”

Operating Results

For the fourteen week fourth quarter of 2011, consolidated revenues were $29.7 million, a 0.7% increase compared to $29.5 million for the thirteen week fourth quarter in 2010. Comparable store sales in the fourth quarter of 2011 decreased 7.3% compared to the year-ago period. Consolidated gross profit margin was 43.1% for the fourth quarter of 2011 compared to a gross profit margin of 42.7% for the fourth quarter in 2010. Consolidated net income for the fourth quarter of 2011 was $3.0 million, which included a 14th week, compared to $2.9 million for the 13 week fourth quarter of 2010. Net income per basic and diluted share were $0.08 and $0.08, respectively, compared to $0.08 and $0.07 per basic and diluted share, for the fourth quarter in 2010. On a non-GAAP basis, net income for the 14 week fourth quarter of 2011 before interest, taxes, depreciation and amortization (“EBITDA”) was $3.4 million, approximately equal to EBITDA of $3.4 million for the 13 week fourth quarter in 2010. EBITDA is calculated as net income (loss), as reported under United States generally accepted accounting principles (“GAAP”), plus net interest expense, depreciation and amortization and income taxes. The schedule accompanying this release provides the reconciliation of net income for the fourth quarters of 2011 and 2010 and for the twelve-month periods then ended, under GAAP to a non-GAAP, EBITDA basis.

For the fifty-three-week fiscal year ended December 31, 2011, consolidated revenues were $80.9 million, a 0.5% decrease compared to $81.3 million for fifty-two week fiscal year 2010. Consolidated revenues for 2011 included a 5.4% decrease in comparable store sales from the year-ago period. Consolidated gross profit margin was 39.2% for 2011 compared to 39.7% in 2010. Consolidated net loss for the fiscal year 2011 was $1.3 million, or $0.05 per basic and diluted share, compared to net income of $254 thousand, or $0.01 per basic and diluted share for fiscal year 2010. On a non-GAAP basis, EBITDA was $494 thousand for fiscal year 2011, compared to an EBITDA of $2.3 million for 2010.

About iParty Corp.

Headquartered in Dedham, Massachusetts, iParty Corp. is a party goods retailer that operates 52 iParty retail stores in New England and Florida. iParty’s aim is to make throwing a successful event both stress-free and fun. With an extensive assortment of party supplies and costumes in our stores, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource to help them customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues and, of course, Halloween. iParty also operates an internet site that offers a strong assortment of Halloween and related merchandise for sale on the internet and focuses on increasing customer visits to our stores by highlighting the ever changing store product assortment for all occasions and seasons. The site also features sales flyers, enter-to-win contests, monthly coupons and ideas and themes to offer consumers an easy and fun approach to any party. iParty aims to offer reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion. Please visit our site at www.iparty.com.

Non-GAAP Financial Measures

Pursuant to the requirements of Regulation G, we have provided below reconciliations of any non-GAAP financial measures we use in this press release to the most directly comparable GAAP financial measures. We believe that our presentation of EBITDA, which is a non-GAAP financial measure, is an important supplemental measure of operating performance to investors. The discussion below defines this term, why we believe it is a useful measure of our performance, and explains certain limitations on the use of non-GAAP financial measures such as our use of EBITDA.

EBITDA

EBITDA is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with United States generally accepted accounting principles ("GAAP"), gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. EBITDA is a non-GAAP financial measure and has been presented in this release because our management and the audit committee of our board of directors use this financial measure in monitoring and evaluating our ongoing financial results and trends. Our management and audit committee believe that this non-GAAP operating performance measure is useful for investors because it enhances investors' ability to analyze trends in our business and compare our financial and operating performance to that of our peers.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA has certain limitations. Our presentation of EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA does not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. In particular, we have opened new stores through the expenditure of capital funded with borrowings under our bank line of credit. Our results of operations, therefore, reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes these expenses, provides helpful information about the operating performance of our business, but EBITDA does not purport to represent operating income or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as an alternative to those measurements as an indicator of our performance.

Accordingly, EBITDA should be used in addition to and in conjunction with results presented in accordance with GAAP and should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA reflects additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

	For the three months ended		For the twelve months ended
RECONCILIATION OF NON-GAAP MEASURES	Dec 31, 2011	Dec 25, 2010	Dec 31, 2011	Dec 25, 2010

Net income (loss) as reported under GAAP	$2,983,683	$2,917,972	$(1,314,638)	$254,449

plus, Interest expense, net	56,847	41,161	305,530	249,195
plus, Depreciation and amortization	361,626	443,894	1,484,212	1,766,462
plus, Income tax expense (benefit)	19,343	(2,613)	19,343	(2,613)

EBITDA, non-GAAP	$3,421,499	$3,400,414	$494,447	$2,267,493

Safe harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they use words such as "anticipate," "believe," "estimate," "expect," "intend," "project," "plan," "outlook," and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: changes in consumer confidence and consumer spending patterns, particularly those impacting the New England region and Florida, which may result from, among other factors, rising or sustained high levels of unemployment, access to consumer credit, mortgage foreclosures, credit market turmoil, declines in the stock market, general feelings and expectations about the overall economy, and unseasonable weather; disruptions to our most important selling season, Halloween; the successful implementation of our growth and marketing strategies; our ability to access our existing credit line or to obtain additional financing, if required, on acceptable terms and conditions; rising commodity prices, especially oil and gas prices; effect of Chinese inflation on our suppliers and product pricing; our relationships with our third party suppliers; the failure of our inventory management system and our point of sale system; competition from other party supply stores and stores that merchandise and market party supplies, including big discount retailers, dollar store chains, and temporary Halloween merchandisers; risks related to e-commerce; the availability of retail store space on reasonable lease terms; and compliance with evolving federal securities, accounting, and stock exchange rules and regulations applicable to publicly-traded companies listed on the NYSE Amex. For a more detailed discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, "Risk Factors" of iParty's most recently filed Annual Report on Form 10-K for the fiscal year ended December 25, 2010 and our other periodic reports filed with the SEC. iParty is providing this information as of this date, and does not undertake to update the information included in this press release, whether as a result of new information, future events or otherwise.

iPARTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the three months ended		For the twelve months ended
	Dec 31, 2011	Dec 25, 2010	Dec 31, 2011	Dec 25, 2010
Revenues	$29,710,785	$29,491,967	$80,882,751	$81,291,429
Operating costs:
Cost of products sold and occupancy costs	16,912,576	16,908,670	49,147,010	49,023,399
Marketing and sales	8,082,924	8,032,949	25,509,559	24,927,511
General and administrative	1,649,697	1,604,661	6,827,196	6,850,321
Flood loss	5,715	-	398,751	-

Operating income (loss)	3,059,873	2,945,687	(999,765)	490,198

Change in fair value of warrant liability	-	10,833	10,000	10,833
Interest expense, net	(56,847)	(41,161)	(305,530)	(249,195)

Income (loss) before income taxes	3,003,026	2,915,359	(1,295,295)	251,836

Income taxes (benefit)	19,343	(2,613)	19,343	(2,613)

Net income (loss)	$2,983,683	$2,917,972	$(1,314,638)	$254,449

Income (loss) per share:
Basic	$0.08	$0.08	$(0.05)	$0.01
Diluted	$0.08	$0.07	$(0.05)	$0.01

Weighted-average shares outstanding:
Basic	38,930,281	38,358,472	24,386,220	38,251,888
Diluted	39,201,487	39,392,056	24,386,220	39,281,252

iPARTY CORP.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	Dec 31, 2011	Dec 25, 2010
ASSETS
Current assets:
Cash	$63,650	$62,650
Restricted cash	819,604	616,742
Accounts receivable	1,377,234	626,181
Inventories	15,965,507	14,950,933
Prepaid expenses and other assets	1,415,780	253,749
Deferred income tax asset - current	46,761	95,163
Total current assets	19,688,536	16,605,418
Property and equipment, net	2,664,086	3,000,798
Intangible assets, net	626,900	934,477
Other assets	333,731	264,179
Deferred income tax asset	540,842	476,354
Total assets	$23,854,095	$21,281,226

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and book overdrafts	$5,970,014	$4,572,147
Accrued expenses	2,295,467	2,254,049
Current portion of capital lease obligations	4,614	9,228
Current note payable and warrant liability	-	10,000
Borrowings under line of credit	5,366,512	3,102,213
Total current liabilities	13,636,607	9,947,637

Long-term liabilities:
Capital lease obligations, net of current portion	-	4,613
Deferred rent	1,504,973	1,517,157
Total long-term liabilities	1,504,973	1,521,770

Commitments and contingencies

Convertible preferred stock	13,012,668	13,024,721
Common stock	24,409	24,294
Additional paid-in capital	52,987,574	52,760,302
Accumulated deficit	(57,312,136)	(55,997,498)
Total stockholders' equity	8,712,515	9,811,819

Total liabilities and stockholders' equity	$23,854,095	$21,281,226

CONTACT:
iParty Corp.
David Robertson, 781-355-3770
Chief Financial Officer
drobertson@iparty.com